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                                                                   EXHIBIT 10.14

               ADDENDUM TO NOVEMBER 21, 1999 EMPLOYMENT AGREEMENT

     THIS ADDENDUM dated as of January 1, 1999, is to that certain EMPLOYMENT AGREEMENT (the "Agreement") dated as of November 21, 1998 by and among Snowboard Corsaire, Inc. ("Corsaire"), and William R. Dunavant ("Dunavant")


                                    RECITALS

     WHEREAS, the parties have determined that the Agreement needs to be modified in certain respects; and

     WHEREAS, the parties are simultaneously excuting the Agreement and this Addendum.

     NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

     The following numbered paragraph in the Agreement shall be replaced in its entirety by the following paragraph. All other paragraphs in the Agreement shall remain in full force and effect and are incorporated herein by reference.

     5. STOCK COMPENSATION. In addition to a salary to be determined by the new Board of Directors, Corsaire agrees to issue to Dunavant TWO MILLION (2,000,000) shares of Corsaire common stock upon execution of this Addendum. Said shares are subject to the Company's absolute right of cancellation if Dunavant has not become president of Corsaire on or before March 31, 1999.

AGREED AND ACCEPTED on this 1st day January, 1999.


                                    Snowboard Corsaire, Inc.

/s/ William R. Dunavant             By: /s/ Rene Hamouth
------------------------               ----------------------------------------
    William R. Dunavant                Rene Hamouth, President and Sole Director